Earnings Announcement
Denver, Colorado
APRIL 27 th, 2006
FOR IMMEDIATE RELEASE

First Quarter diluted earnings per share $0.43
(after special charges of $0.05 per share)

MacDermid, Incorporated a worldwide manufacturer of proprietary specialty chemical products and materials for the electronics, metal finishing and printing industries (NYSE: MRD) today announced financial results for the first quarter ended March 31, 2006.

Sales of $ 200.4 million were $30.1 million higher, a 17.7% increase over the same period in 2005. Autotype added $24.6 million. Sales were strong in Advanced Surface Finishing reflecting demand in Asia, and share gain in North America. Foreign currency was unfavorable by $5.8 million. Sales in constant dollars increased by 21.9%.

Diluted earnings per share of $0.43 were 13.2% higher than the $0.38 per share from operations in 2005. Adding back the $0.05 in special charges results in underlying earnings of $.48 a share, up 26.3% from the prior year.

Special charges in the quarter included:
$1.9 million to recognize costs for the investigation of a potential acquisition.

$0.6 million non-cash cumulative currency translation adjustment (CTA) arising from the liquidation of a dormant subsidiary. This expense is included in operating expenses as part of the loss on disposal of assets.

These expenses reduced earnings by $0.05 per share

In addition there were offsetting expenses and income including restructuring charges of $1.5 million which were largely offset by a contingent environmental reserve that arose some years ago upon the disposal of a subsidiary and which expired at the end of March 2006. Also, in the quarter a small equipment business in North America was sold. Included in operating expenses, as part of the loss on disposal of assets, is an amount of $1.7 million arising from this disposal. An offsetting $1.9 million tax reduction arose from the sale. This reduction in tax caused our reported tax rate to be 27.2% for the quarter, whereas our effective tax rate from operations was 33.7% for the quarter (32.5% in 2005). The net affect of this transaction was an after tax gain of $0.2 million.
These expenses reduced Operating Profit by $4.1 million.

Owner Earnings, a measure of free cash flow (defined below and shown in BOLD in the attached Condensed Consolidated Summary of Cash Flows), were a negative $0.9 million for the quarter ended March 31 2006, the same as for the prior year.
The reason for this is primarily the increase in the investment in working capital as shown in the cash flow statement. Cash retained as of March 31, 2006 is $ 83.0 million.

Dan Leever Chairman and CEO said “One must be careful about extrapolating one successful quarter to a trend. Nevertheless, there were encouraging signs this quarter. Operating profit before special charges was up by 16.9%. ASF had a great quarter. Asia revenues were excellent and we finally began to see the result of the share gain effort in North America. ColorSpan continues to prosper. Autotype built on a strong fourth quarter with an even better first quarter adding $0.05 per share. Cost synergies will begin to show as the year progresses. The quarter included several negatives including order pattern and front end loaded R&D expenses in Printing Solutions. We expect these items to improve as the year progresses. The North American packaging printing business continues to suffer. We are working diligently on turning this business around.”

As part of the current quarterly review of our financial statements with our new audit firm, we determined that the method we used to translate foreign currency for our overseas Goodwill and Other Intangible assets was incorrect. The March 2006 Balance Sheet reflects a correction of the method used. Readers are requested to read the footnote to the attached March 31, 2006 Condensed Consolidated Balance Sheet for more information on this correction.

Note:
Owner Earnings is calculated as Net Cash flows provided by operating activities (GAAP definition) less net capital expenditures. EBITDA comprises Earnings before Interest, Taxation, Depreciation and Amortization. This press release and additional financial information together with our reconciliation of GAAP to Non-GAAP numbers are available on our website.
Website: http://www.macdermid.com

MacDermid, Incorporated

NYSE - MRD
CUSIP 554273 10 2

April 27th, 2006
This report and other Corporation reports and statements describe many of the positive factors affecting the Corporation’s future business prospects. Investors should also be aware of factors that could have a negative impact on those prospects. These include political, economic or other conditions such as currency exchange rates, inflation rates, recessionary or expansive trends, taxes and regulations and laws affecting the business; competitive products, advertising, promotional and pricing activity; the degree of acceptance of new product introductions in the marketplace; technical difficulties which may arise with new product introductions; and the difficulty of forecasting sales at certain times in certain markets.

MacDermid, Incorporated
Condensed Consolidated Summary of Earnings
(Unaudited)
$ in thousands, except share and per share amounts

	Three Months Ended
	Mar 31st	Mar 31st
	2006	2005

Proprietary sales	$191,717	$160,185
Other sales	8,641	10,062
Total net sales	$200,358	$170,247
Gross margin	88,471	77,653
GM %	44.2%	45.6%

Selling, technical and administrative	51,104	46,670
Research and development	7,304	6,532
Consulting fees for investigation of acquisition	1,913	0
Loss on Disposal of Assets	2,224	0
Restructuring	1,482	0
Total Operating Expenses	64,027	53,202

Operating profit	24,444	24,451

Other income (expense), net	(367)	30
Interest (expense), net	(5,838)	(7,022)

Earnings before income taxes	18,239	17,459
Income tax (expense)	(4,961)	(5,674)
Net earnings	$13,278	$11,785

Diluted earnings per share	$0.43	$0.38

Diluted average common shares outstanding	31,065,191	30,809,620

MacDermid, Incorporated
Sales and Margins by Region

The data presented in this table is on a non-GAAP basis.
The reconciliation to GAAP numbers appears at the foot of this table

$ in thousands

	Three Months Ended
	Mar 31st	Mar 31st
	2006	2005

Americas
Total net sales	$78,177	$67,492
Operating profit	$8,489	$8,975
OP %	10.9%	13.3%

Europe
Total net sales	$71,224	$62,510
Operating profit	$9,495	$8,717
OP %	13.3%	13.9%

Asia
Total net sales	$50,957	$40,245
Operating profit	$10,597	$6,759
OP %	20.8%	16.8%

Consolidated Total
Total net sales	$200,358	$170,247
Operating profit	$28,581	$24,451
OP %	14.3%	14.4%

MacDermid, Incorporated
Sales and Margins by Group
$ in thousands

Three Months Ended
March 31st	March 31st
	2006	2005

Advanced Surface Finishing
Total net sales	$117,161	$99,141
Operating profit	$20,123	$14,135
OP %	17.2%	14.3%

Printing Solutions
Total net sales	$83,198	$71,106
Operating profit	$8,458	$10,316
OP %	10.2%	14.5%

Consolidated Total
Total net sales	$200,359	$170,247
Operating profit as reported - GAAP	$24,444	$24,451
Add back consulting fees for investigation of acquisition	$1,913	$-
Add back loss on disposal of asset	$2,224	$-
Operating profit before non-operating costs	$28,581	$24,451

OP %	14.3%	14.4%

MacDermid, Incorporated
Condensed Consolidated Balance Sheets
$ in thousands

Mar 31st
2006
(Unaudited)

Cash and cash equivalents	$83,037
Accounts receivable, net	163,469
Inventories, net	105,969
Other current assets	25,694
Current Assets	378,169

Property, plant & equipment, net	120,755
Goodwill	244,491
Intangibles, net	41,989
Other Assets	52,361

Total assets	$837,765

Payables and accruals	$147,419
Short-term debt	2,392
Current Liabilities	149,811

Long-term debt	300,986
Other long-term liabilities	27,760
Total Liabilities	478,557

Shareholders' equity	359,208

Total liabilities & shareholders' equity	$837,765

Debt to total capital	46%

Footnote to Balance Sheet
The March 2006 balance sheet reflects a correction of the method used to translate the foreign currency for our overseas Goodwill and Other Intangible Assets. In prior periods we used the foreign currency rates at the time of the acquisition that gave rise to these assets. For subsequent reporting periods we should have used current exchange rates at the end of each period.

We have changed our method following a review of our quarterly financial statements with our new auditors.

The March 2006 Balance Sheet includes an increase in Goodwill of $9.2 million and an increase in Other Intangibles of $1.0 million and a corresponding increase in Equity, Other Comprehensive Income, of $10.2 million compared with the methodology used in prior periods.

We are reviewing, with our auditors, the affect on prior years in order to determine if any adjustment is required to prior period Balance Sheets. The effect of this adjustment is likely to be larger in earlier periods when the US dollar was weaker.

This adjustment has no effect on our Earnings per Share, Owner Earnings or tangible net worth.

MacDermid, Incorporated
Condensed Consolidated Summary of Cash Flows
(Unaudited)
$ in thousands

	Three Months Ended
	Mar 31st	Mar 31st
	2006	2005

Net earnings	$13,278	$11,785

Depreciation	4,897	3,846
Amortization	1,452	891
Provision for bad debt	463	517
Stock compensation expense	752	2,177
Defered Income Taxes	3,072	163
Restructuring Charges	1,482	-
Working capital changes	(24,825)	(17,356)
Cash from operations	571	2,023

Capital spending	(1,562)	(3,006)
Proceeds from asset disposal	79	16

Owner earnings**	(912)	(967)

Acquisition of business	(33)	-
Dividends paid	(1,836)	(1,212)
Increase/(decrease) in debt	1,571	(62)
Treasury shares	26	33
Other	3,289	(1,880)

Increase/(decrease) cash	$2,105	$4,088)

**Note: Pro forma owner earnings
adjusted for semi-annual bond interest	$6,900	$6,900
payments would have been as follows:	$5,988	$5,933

MacDermid, Inc.
Regulation G: GAAP to Non-GAAP Reconciliation

Gross Profit Before Special Charges (a)								Year			Year	Year
(In thousands)								Ended			Ended	Ended
	Mar-04	Jun-04	Sep-04	Dec-04	Mar-05	Jun-05	Sep-05	Dec-02	Dec-05	Mar-06	Dec-04	Dec-05

Net Sales as reported	$162,012	$165,053	$161,585	$172,135	$170,247	$178,281	$193,260	$611,490	$196,255	$200,358	$660,785	$738,043

Gross Profit as reported	$77,526	$78,074	$76,375	$81,266	$77,653	$80,026	$83,282	$274,478	$83,771	$88,471	$313,241	$324,732
Add: Special Charges	-	-	-	-	-	117	654	3,211	293		-	1,064
Gross Profit Before Special Charges	$77,526	$78,074	$76,375	$81,266	$77,653	$80,143	$83,936	$277,689	$84,064	$88,471	$313,241	$325,796

GP % Before Special Charges	47.9%	47.3%	47.3%	47.2%	45.6%	45.0%	43.4%	45.4%	42.8%	44.2%	47.4%	44.1%

Operating Profit Before Amortization and Special Charges (a)								Year			Year	Year
(In thousands)								Ended			Ended	Ended
Mar-04		Jun-04	Sep-04	Dec-04	Mar-05	Jun-05	Sep-05	Dec-02	Dec-05	Mar-06	Dec-04	Dec-05

Net Sales per above	$162,012	$165,053	$161,585	$172,135	$170,247	$178,281	$193,260	$611,490	$196,255	$200,358	$660,785	$738,043

Earnings Before Interest and Taxes	$26,551	$27,348	$25,838	$27,615	$24,481	$22,988	$24,937	$81,482	$21,287	$24,077	$107,352	$93,693

Add: Other (Income) Expense	258	(697)	(92)	(1,411)	(30)	620	(799)	2,651	249	367	(1,942)	40
Add: Special Charges	-	-	-	-	-	502	1,731	6,177	2,094	4,137	-	4,327

Operating Profit Before Special Charges	$26,809	$26,651	$25,746	$26,204	$24,451	$24,110	$25,869	$90,310	$23,630	$28,581	$105,410	$98,060

% OP Before Special Charges to Net Sales	16.5%	16.1%	15.9%	15.2%	14.4%	13.5%	13.4%	14.8%	12.0%	14.3%	16.0%	13.3%

(a) "Gross Profit Before Special Charges" and "Operating Profit Special Charges" are not intended to represent Net Earnings as defined by Generally Accepted Accounting Principles. These measurements should not be used as an alternative to Net Earnings as an indicator of operating performance and may not be comparable to similarly titled measures used by other entities. Management believes that these measurements portray a meaningful measure of past operating performance and believes these measurements play an important factor toward the growth of shareholder value over time.

MacDermid, Inc.
Regulation G: GAAP to Non-GAAP Reconciliation

EPS from Continuing Operations Before Special Charges & Stock Compensation (a)								Year		Year	Year	Year
(In thousands, except share and per share amounts)								Ended		Ended	Ended	Ended
	Mar-04	Jun-04	Sep-04	Dec-04	Mar-05	Jun-05	Sep-05	Dec-02	Dec-05	Dec-03	Dec-04	Dec-05

Net Income (Loss) as reported	$12,893	$13,385	$12,043	$14,903	$11,785	$11,928	$12,916	$9,349	$10,414	$56,426	$53,224	$47,043
Deduct: Income (Loss) from Discontinued Ops,
net of income taxes	-	-	-	-	-	-		(22,128)		5,592	-	-
Income (Loss) from Continuing Operations	12,893	13,385	12,043	14,903	11,785	11,928	12,916	31,477	10,414	50,834	53,224	47,043

Change in accounting method	-	-	-	-	-	-	-	-	-	(1,014)	-	-
SFAS 150 gain on stock call option	-	-	-	-	-	-	-	-	-	(2,214)	-	-
Cost of sales impact of acquisition inventory adj	-	-	-	-		117	654	983	293	-	-	1,064
Write-off of In process R&D	-	-	-	-	-	385	-	-	-	-	-	385
Restructuring & Other Charges							1,077		1,801			2,878
Total Special Charges (Income)	-	-	-	-	-	502	1,731	6,177	2,094	(3,228)	-	4,327

After Tax Effect of Special Charges (Income)	-	-	-	-	-	356	1,238	4,429	1,516	(2,520)	-	3,110

Net Income from Continuing Operations Before
Tax Effected Special Charges	$12,893	$13,385	$12,043	$14,903	$11,785	$12,284	$14,154	$35,906	$11,930	$48,314	$53,224	$50,153

Stock Compensation Expense	1,560	1,472	1,351	2,112	2,177	1,873	1,177	3,145	1,418	4,219	6,495	6,645
After Tax Effect Stock Compensation Expense	1,061	1,001	905	1,415	1,361	1,330	842	2,255	1,027	2,869	4,382	4,560

Net Income from Continuing Operations Before Tax
Effected Special Charges & Stock Compensation	$13,954	$14,386	$12,948	$16,318	$13,146	$13,614	$14,996	$38,161	$12,957	$51,183	$57,606	$54,713

Earnings Per Share from Continuing Operations
Before Tax Effected Special Charges	$0.42	$0.43	$0.39	$0.48	$0.38	$0.40	$0.46	$1.11	$0.39	$1.55	$1.72	$1.62

Earnings Per Share from Continuing Operations
Before Tax Effected Special Charges and Stock
Compensation	$0.45	$0.46	$0.42	$0.53	$0.43	$0.44	$0.49	$1.18	$0.42	$1.63	$1.86	$1.77

Diluted Average Common Shares Outstanding	31,041,763	31,014,374	30,988,259	30,794,808	30,809,620	30,787,829	30,865,440	32,475,155	30,940,941	31,430,398	30,961,108	30,892,052

EBITDA from Continuing Operations Before Special Charges (a) (b)
(In thousands)								Year		Year	Year	Year
Ended										Ended	Ended	Ended
Mar-04		Jun-04	Sep-04	Dec-04	Mar-05	Jun-05	Sep-05	Dec-02	Dec-05	Dec-03	Dec-04	Dec-05

Earnings Before Interest and Taxes	$26,551	$27,348	$25,838	$27,615	$24,481	$22,988	$24,937	#REF!	$21,287	#REF!	$107,352	$93,693

SFAS 150 gain on stock call option	-	-	-	-	-	-	-	-	-	(2,214)	-	-
Cost of sales impact of acquisition inventory adj	-	-	-	-	-	117	654	983	293	-	-	1,064
Write-off of In Process R&D	-	-	-	-	-	385		-		-	-	385
Restructuring & Other Charges							1,077		1,801			2,878
Total Special Charges	-	-	-	-	-	502	1,731	6,177	2,094	(2,214)	-	4,327

Amortization	734	717	708	850	891	897	1,008	#REF!	1,561	#REF!	3,009	4,357
Depreciation	4,125	3,989	3,897	4,137	3,846	3,771	4,592	16,363	4,829	15,793	16,148	17,038

EBITDA from Continuing Operations Before
Special Charges	$31,410	$32,054	$30,443	$32,602	$29,218	$28,158	$32,268	#REF!	$29,771	#REF!	$126,509	$119,415

Owners Earnings (b)
(In thousands)								Year		Year	Year	Year
Ended										Ended	Ended	Ended
Mar-04		Jun-04	Sep-04	Dec-04	Mar-05	Jun-05	Sep-05	Dec-02	Dec-05	Dec-03	Dec-04	Dec-05

Net cash flow provided by operating activities	$5,977	$28,153	$22,978	$28,169	$2,023	$24,845	$4,321	$126,193	$27,979	$91,417	$85,277	$59,168

Capital expenditures, net	782	1,662	768	5,322	2,728	4,058	2,517	4,387	3,074	10,704	8,534	12,377
Owner Earnings	$5,195	$26,491	$22,210	$22,847	($705)	$20,787	$1,804	$121,806	$24,905	$80,713	$76,743	$46,791

Adjustment for Bond Interest assumed to be paid quarterly

Owner Earnings	$5,195	$26,491	$22,210	$22,847	($705)	$20,787	$1,804	$121,806	$24,905	$80,713	$76,743	$46,791
Assumed if Bond Interest was paid quarterly	6,900	(6,900)	6,900	(6,900)	6,900	(6,900)	6,900	-	(6,900)	-	-	-
Adjusted Owner Earnings	$12,095	$19,591	$29,110	$15,947	$6,195	$13,887	$8,704	$121,806	$18,005	$80,713	$76,743	$46,791

(a) "EPS from Continuing Operations Before Special Charges and Stock Compensation", "EBITDA from Continuing Operations Before Special Charges" and "Owners Earnings" are not
intended to represent Net Earnings (loss) or Net Cash Flow From Operating Activities as defined by Generally Accepted Accounting Principles. These measurements should not be used as an alternative to Net Earnings or Net Cash Flow From Operating Activities as an indicator of operating performance and may not be comparable to similarly titled measures used by other entities. Management believes that these measurements portray a meaningful measure of past operating performance and believes these measurements play an important factor toward the growth of shareholder value over time.